Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1998, on the consolidated financial statements of C&F Financial Corporation as of December 31, 1997, and for the period ended December 31, 1997, which appears in the annual report on Form 10-K of C&F Financial Corporation for the year ended December 31, 1997.

                                  /s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
September 17, 1998